EXHIBIT 10.1

Term Loan Agreement

Party A (hereinafter referred to as the “Lender”): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tianshi Biological Engineering Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

The Borrower agrees to pay interest on the balance, as of December 31, 2006, of the Lender’s Other Receivables-related parties that originated from the Borrower and were transferred from the Lender’s Accounts Receivable - related parties. The related terms are stipulated as follows:

1.	The amount of the loan: RMB 32,971,826 (US$ 4,226,988);

2.	The term of the loan agreement: from January 1, 2007 to March 31, 2007;

3.	The type of the loan: short-term loan;

4.	The interest of the loan: at a rate for the same level and same period of loan stipulated by the People’s Bank of China on January 1, 2007 (6.3%);

5.
With approval from the Lender, the Borrower can pay off the loan before March 31, 2007. The interest of the loan shall be calculated until the day on which the principal of the loan is repaid, and no fine shall be imposed on the Borrower for advancing the repayment of the loan.

The Lender: Tianjin Tianshi Biological Development Co., Ltd	The Borrower: Tianjin Tianshi Biological Engneering Co., Ltd
By: /s/ Jinyuan Li	By:	/s/ Baolan Li
Title: General Manager		Title: Director

March 28, 2007		March 28, 2007